Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On July 6, 2016, Merit Medical Systems, Inc. ("Merit") consummated the transactions contemplated by an Agreement and Plan of Merger by and among Merit, MMS Transaction Co., a wholly-owned subsidiary of Merit, DFINE Inc. ("DFINE"), certain preferred stockholders of DFINE and Shareholder Representative Services LLC as a stockholder representative, as seller, and acquired all of the issued and outstanding shares of DFINE (the “Acquisition”). The unaudited pro forma combined condensed balance sheet is presented as if the Acquisition had occurred on June 30, 2016. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 are presented as if the Acquisition had occurred on January 1, 2015. The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed was recorded as goodwill.

Determination of the allocations of the DFINE purchase price used in the unaudited pro forma combined condensed balance sheet and statements of operations is based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as Merit finalizes the valuations of the net tangible and intangible assets acquired and liabilities assumed. Any change could result in material variances between Merit's future financial results and the amounts presented in the unaudited pro forma combined condensed financial information, including variances in fair values recorded, as well as expenses associated with these items. The unaudited pro forma combined condensed balance sheet and statements of operations reflect adjustments that Merit's management believes are factually supportable, directly attributable to the Acquisition, and with respect to the statements of operations, expected to have a recurring impact on the combined results. The unaudited pro forma combined condensed balance sheet and statements of operations also do not include any restructuring or integration costs Merit may incur or the effects of any cost savings from operating efficiencies and synergies that may result from the Acquisition.

The unaudited pro forma combined condensed balance sheet and statements of operations are for information purposes only and do not purport to represent what Merit's actual results would have been if the Acquisition had been completed as of the dates indicated above or that may be achieved in the future.

The unaudited pro forma combined condensed balance sheet and statements of operations, including the notes thereto, should be read in conjunction with Merit's historical financial statements set forth in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, on Form 10-Q for three and six-month periods ended June 30, 2016, filed with the SEC on August 8, 2016, as amended by Form 10-Q/A, filed with the SEC on September 2, 2016, as well as the historical financial statements of DFINE included elsewhere in this Current Report on Form 8-K.

MERIT MEDICAL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED
CONDENSED BALANCE SHEET
AS OF JUNE 30, 2016

(In thousands)	Historical
	Merit Medical	DFINE	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	10,487	1,030	(754)	(n)	10,763
Trade receivables	76,792	4,244	(29)	(d)	81,007
Employee receivables	165				165
Other receivables	4,742				4,742
Inventories	109,858	4,853	4,278	(e)	118,989
Prepaid expenses	7,829	1,291	(1,828)	(c)(h)	7,292
Prepaid income taxes	3,044				3,044
Deferred income tax assets	7,017		(603)	(j)	6,414
Income tax refund receivables	43				43

Total current assets	219,977	11,418	1,064		232,459

Property and equipment — net	276,486	1,911	(96)	(d)	278,301

OTHER ASSETS:
Restricted Cash		101			101
Intangible assets:
Developed technology	76,111		68,000	(g)	144,111
Other	40,587	107	6,693	(f)(g)	47,387
Goodwill	187,034		25,242	(i)	212,276
Other assets	14,770	45			14,815

Total other assets	318,502	253	99,935		418,690

TOTAL	814,965	13,582	100,903		929,450

See notes to unaudited pro forma combined condensed financial information.					(continued)

MERIT MEDICAL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED
CONDENSED BALANCE SHEET
AS OF JUNE 30, 2016

(In thousands)	Historical
	Merit Medical	DFINE	Pro Forma Adjustments	Notes	Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	31,286	1,485			32,771
Accrued expenses	40,196	5,080	180	(a)(c)(d)(h)	45,456
Current portion of long-term debt	10,000				10,000
Advances from employees	473				473
Income taxes payable	3,138				3,138

Total current liabilities	85,093	6,565	180		91,838

LONG-TERM DEBT	221,719	24,908	72,592	(a)(c)	319,219

DEFERRED INCOME TAX LIABILITIES	11,024		10,973	(j)	21,997

LIABILITIES RELATED TO UNRECOGNIZED TAX BENEFITS	768				768

DEFERRED COMPENSATION PAYABLE	9,103				9,103

DEFERRED CREDITS	2,635				2,635

OTHER LONG-TERM OBLIGATIONS	4,633	295	(274)	(c)	4,654

Total liabilities	334,975	31,768	83,471		450,214

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock		132,339	(132,339)	(b)
Common Stock	200,015	28	(28)	(b)	200,015
Additional paid-in capital		4,452	(4,452)	(b)
Retained earnings	285,405	(154,556)	153,802	(b)(n)	284,651
Accumulated other comprehensive loss	(5,430)	(449)	449	(b)	(5,430)

Total stockholders’ equity	479,990	(18,186)	17,432		479,236

TOTAL	814,965	13,582	100,903		929,450

See notes to unaudited pro forma combined condensed financial information.					(concluded)

MERIT MEDICAL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED
CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(In thousands, except per share data)

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Merit	DFINE
NET SALES	$289,148	$17,414			$306,562

COST OF SALES	162,193	4,467	2,255	(f)(g)	168,915

GROSS PROFIT	126,955	12,947	(2,255)		137,647

OPERATING EXPENSES:
Selling, general and administrative	85,358	15,515	(387)	(g)(l)	100,486
Research and development	22,116	2,782			24,898
Contingent consideration expense	193				193

Total operating expenses	107,667	18,297	(387)		125,577

INCOME (LOSS) FROM OPERATIONS	19,288	(5,350)	(1,868)		12,070

OTHER INCOME (EXPENSE):
Interest income	25	12			37
Interest expense	(3,097)	(1,269)	(1,597)	(k)	(5,963)
Other income (expense) — net	(447)	1,378			931

Other income (expense) — net	(3,519)	121	(1,597)		(4,995)

INCOME (LOSS) BEFORE INCOME TAXES	15,769	(5,229)	(3,465)		7,075

INCOME TAX EXPENSE (BENEFIT)	4,128	50	(1,348)	(m)	2,830

NET INCOME (LOSS)	$11,641	$(5,279)	$(2,117)		$4,245

EARNINGS PER COMMON SHARE:
Basic	$0.26				$0.10

Diluted	$0.26				$0.10

AVERAGE COMMON SHARES:
Basic	44,297				44,297

Diluted	44,647				44,647

See notes to unaudited pro forma combined condensed financial information.

MERIT MEDICAL SYSTEMS, INC.
UNAUDITED PRO FORMA COMBINED
CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(In thousands, except per share data)

	Historical		Pro Forma Adjustments	Notes	Pro Forma Combined
	Merit	DFINE
NET SALES	$542,149	$33,392			$575,541

COST OF SALES	306,368	8,422	4,534	(g)	319,324

GROSS PROFIT	235,781	24,970	(4,534)		256,217

OPERATING EXPENSES:
Selling, general and administrative	156,348	31,764	931	(g)	189,043
Research and development	40,810	5,096			45,906
Contingent consideration expense	80				80
Acquired in-process research and development	1,000				1,000

Total operating expenses	198,238	36,860	931		236,029

INCOME (LOSS) FROM OPERATIONS	37,543	(11,890)	(5,465)		20,188

OTHER INCOME (EXPENSE):
Interest income	272	5			277
Interest expense	(6,229)	(1,737)	(3,437)	(k)	(11,403)
Other income (expense) — net	(386)	1,136			750

Other expense — net	(6,343)	(596)	(3,437)		(10,376)

INCOME (LOSS) BEFORE INCOME TAXES	31,200	(12,486)	(8,902)		9,812

INCOME TAX EXPENSE (BENEFIT)	7,398	41	(3,463)	(m)	3,976

NET INCOME (LOSS)	$23,802	$(12,527)	$(5,439)		$5,836

EARNINGS PER COMMON SHARE:
Basic	$0.54				$0.13

Diluted	$0.53				$0.13

AVERAGE COMMON SHARES:
Basic	44,036				44,036

Diluted	44,511				44,511

See notes to unaudited pro forma combined condensed financial information.

1.  BASIS OF PRESENTATION. On July 6, 2016, Merit Medical Systems, Inc. ("Merit") consummated the transactions contemplated by an Agreement and Plan of Merger by and among Merit, MMS Transaction Co., a wholly-owned subsidiary of Merit, DFINE Inc. ("DFINE"), certain preferred stockholders of DFINE and Shareholder Representative Services LLC as a stockholder representative, as seller, and purchased all of the issued and outstanding shares of DFINE (the “Acquisition”). The unaudited pro forma combined condensed financial statements are based on the Merit’s historical consolidated financial statements and DFINE’s historical financial statements, as adjusted to give effect to the July 6, 2016 acquisition of DFINE. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to the acquisition of DFINE as if it had occurred on June 30, 2016. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the acquisition of DFINE as if it had occurred on January 1, 2015.

The unaudited pro forma combined condensed financial information has been prepared using the acquisition method of accounting, in accordance with ASC 805, Business Combinations, which requires, among other things, that the purchase price paid by the Company in connection with the acquisition be allocated to identifiable assets acquired based on the respective estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair values of the underlying identifiable assets acquired has been allocated to goodwill.

The process for estimating fair values in many cases requires the use of significant estimates, assumptions and judgments, including developing appropriate discount rates. The Company has engaged an independent third-party valuation firm to assist in determining the preliminary estimated fair values of identifiable intangible assets. Since these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values using currently available information and certain assumptions, the actual amounts recorded may differ materially if additional information becomes available. The Company will finalize the purchase price allocation as soon as practicable within the measurement period, but not later than one year following the acquisition date. Acquisition related transaction costs are not included as a component of the purchase price and are expensed as incurred.

Certain amounts in DFINE’s historical balance sheet and statements of operations have been reclassified to conform to Merit's presentation. These reclassifications include the following:

Unaudited pro forma combined condensed balance sheet as of June 30, 2016 (amounts in thousands)

▪	$107 has been reclassified from other assets to intangible assets - other.

▪	$132,339 has been reclassified from convertible preferred stock to stockholders' equity.

Unaudited pro forma combined condensed statements of operations (amounts in thousands)

▪
$12,130 and $23,578 has been reclassified from sales and marketing expense to selling, general and administrative expense for the six months ended June 30, 2016 and year ended December 31, 2015, respectively.

▪	$50 and $41 has been reclassified from other income (expense) net to income tax expense (benefit) for the six months ended June 30, 2016 and year ended December 31, 2015, respectively.

▪	$3,310 has been reclassified from litigation settlement expense to selling, general and administrative expense for the year ended December 31, 2015.

2.  PURCHASE PRICE ALLOCATION.  The acquisition of DFINE was accounted for under the acquisition method of accounting and the purchase price allocation was provisionally prepared during the third quarter of 2016. Merit has recorded provisional amounts for all of the assets acquired, based upon their estimated fair values at the date of the acquisition. These provisional amounts may be adjusted as necessary during the measurement period (up to one year from the acquisition date) while the accounting is finalized.

Merit made an initial payment of $97.5 million to DFINE on July 6, 2016. Additionally, Merit accrued approximately $578,000 at July 6, 2016, related to a final payment anticipated to be made to DFINE subject to review of DFINE net working capital by Merit and the preferred stockholders of DFINE. The total purchase price was preliminarily allocated as follows (in thousands):

Assets Acquired
Trade receivables	$4,215
Inventories	9,131
Prepaid expenses	463
Property and equipment	1,815
Other long-term assets	146
Intangibles
Developed technology	68,000
Customer lists	2,400
Trademarks	4,400
Goodwill	25,242
Total assets acquired	115,812

Liabilities Assumed
Trade payables	(1,485)
Accrued expenses	(5,682)
Deferred income tax liabilities - current	(603)
Deferred income tax liabilities - noncurrent	(10,973)
Other long-term liabilities	(21)
Total liabilities assumed	(18,764)

Net assets acquired, net of cash acquired of $1,030	$97,048

With respect to the DFINE assets, Merit intends to amortize developed technology over fifteen years and customer lists on an accelerated basis over nine years. While U.S. trademarks can be renewed indefinitely, Merit currently estimates that it will generate cash flow from the acquired trademarks for a period of fifteen years from the acquisition date. The total weighted-average amortization period for these acquired intangible assets is 14.8 years.

3. ACQUISITION FINANCING. In connection with the transactions contemplated by the Merger Agreement, Merit entered into a Second Amended and Restated Credit Agreement, dated July 6, 2016 (the “Second Amended Credit Agreement”), with the lenders who are or may become party thereto (collectively, the “Lenders”), Wells Fargo Bank, National Association, as administrative agent (the “Agent”), swingline lender and a Lender, and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner. The Second Amended Credit Agreement amends and restates in its entirety Merit’s previously outstanding Amended and Restated Credit Agreement and all amendments thereto. In addition to Wells Fargo Bank, National Association, Bank of America, N.A., U.S. Bank, National Association, and HSBC Bank USA, National Association, are parties to the Second Amended Credit Agreement as Lenders. Pursuant to the terms of the Second Amended Credit Agreement, the Lenders have agreed to make a term loan in the amount of $150,000,000 and revolving credit loans up to an aggregate amount of $275,000,000, of which $25,000,000 will be reserved to making swingline loans from time to time

On July 1, 2021, all principal, interest and other amounts outstanding under the Second Amended Credit Agreement are payable in full. At any time prior to the maturity date, Merit may repay any amounts owing under all revolving credit loans and all swingline loans in whole or in part, without premium or penalty, other than breakage fees payable or “Eurocurrency Rate Loans.” Revolving credit loans in dollars and term loans made under the Second Amended Credit Agreement bear interest, at the election of Merit, at either (i) the Base Rate (as defined in the Second Amended Credit Agreement) plus the Applicable Margin (as defined in the Second Amended Credit Agreement), or (ii) the Eurocurrency Rate (as defined in the Second Amended Credit Agreement) plus the Applicable Margin. Revolving credit loans denominated in an Alternative Currency (as defined in the Second Amended Credit Agreement) shall bear interest at the Eurocurrency Rate plus the Applicable Margin. Swingline loans bear interest at the Base Rate plus the Applicable Margin. Interest on each loan featuring the Base Rate is due and payable on the last business day of each calendar quarter commencing September 30, 2016; interest on each loan featuring the Eurocurrency Rate is due and payable on the last day of each interest period applicable thereto, and if such interest period extends over three months, at the end of each three-month interval during such interest period.

4. PRO FORMA ADJUSTMENTS. The following is a summary of pro forma adjustments reflected in the unaudited pro forma combined condensed financial information based on preliminary estimates, which may change as additional information is obtained:

(a)    Reflects adjustment for the payment of $97.5 million in cash funded through refinancing of Merit debt and an additional accrual of approximately $578,000 related to a final payment due to DFINE for net working capital as specified in the Agreement and Plan of Merger.

(b)    Eliminates the historical equity accounts of DFINE.

(c)    Eliminates DFINE debt of approximately $24.9 million and the related short-term and long-term accrued interest of approximately $165,000 and $274,000 respectively, prepaid penalty fees of approximately $828,000 and warrant liability associated with DFINE's pre-acquisition indebtedness not assumed by Merit of approximately $81,000.

(d)    Records preliminary fair value adjustments to acquired trade receivables, property and equipment, net, and accrued liabilities as of the acquisition date:

	Trade receivable	Property and equipment, net	Accrued liabilities
Fair value adjustments	(29)	(96)	767

(e)    Adjusts DFINE’s inventory to estimated fair market value. Fair market value for raw materials was based on replacement cost and for finished goods and work-in-process is based on estimated selling price, less the costs to complete and dispose of the inventory while allowing for a reasonable economic profit allowance on the disposition. The costs of sales impact of the write-up of inventory to fair value has been excluded from the pro forma combined condensed statements of operations as it is a non-recurring item as inventory turns on average approximately two times per year.

(f)    Eliminates DFINE's existing intangible assets of approximately $107,000 as of June 30, 2016 and amortization of intangible assets of approximately $13,000 for the six months ended June 30, 2016.

(g)    Represents adjustments to record the fair value of intangibles of approximately $74.8 million. The fair value of identifiable intangible assets is determined primarily using the excess earnings method, with significant inputs, including estimates of revenue growth, gross margin, operating expenses and a discount rate of approximately 22%. The following table summarizes the estimated fair values of DFINE’s identifiable intangible assets and their estimated useful lives and uses a straight line method of amortization for developed technology and trademarks and an accelerated method of amortization for customer lists (in thousands). The allocation of the purchase price is preliminary based on information available as of the date of the unaudited pro forma combined condensed financial information.

	Estimated Fair Value	Estimated Useful Life in Years	Annual 2015 Amortization Expense	Six months ended June 30, 2016 Amortization Expense
Developed technology - StabiliT (1)	$52,900	15	$3,527	$1,764
Developed technology - STAR (1)	15,100	15	1,007	504
Trademarks (2)	4,400	15	293	147
Customer list (2)	2,400	9	638	266
	$74,800		$5,465	$2,681
(1) Included in cost of sales
(2) Included in selling, general and administrative expense

(h)    Eliminates the accrued liability due to Merit in connection with prepayment of purchase consideration.

(i)    Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets.

(j)    Reflects estimated adjustments to net deferred taxes arising from the acquisition. Merit assumed a statutory rate of 38.9% when estimating the tax impacts of the acquisition, including deferred taxes for net operating losses, intangibles and goodwill. This adjustment also reflects the reversal of DFINES’s valuation allowance, which includes amounts for net operating losses that Merit believes will be utilized based on currently available information. However, these losses are subject to complex calculations and limitations and therefore the amounts actually recognized could change and such change could be material. The effective tax rate of the combined company could be significantly different than the rates assumed for purposes of preparing the unaudited pro forma combined condensed financial information for a variety of factors, including post-acquisition activities.

(k)    Recognizes incremental interest expense related to long-term debt issued as a result of the Acquisition. On July 6, 2016, Merit entered into a pay-fixed, receive-variable interest rate swap having an initial notional amount of $150 million. As a result of the interest rate swap, interest expense was estimated based on a fixed rate of 3.25% and the acquisition price of $97.5 million financed through debt. Merit also included $390 thousand and $195 thousand of interest expense for the year ended December 31, 2015 and six months ended June 30, 2016, respectively, related to the amortization of long-term debt issuance costs attributable to amended Credit Agreement discussed in Note 3.

(l)    Reflects the removal of acquisition-related transaction costs of $800,000 recorded by Merit in the historical condensed consolidated statement of income for the six months ended June 30, 2016.

(m)    For purposes of determining the estimated income tax expense for adjustments reflected in the unaudited pro forma combined condensed statement of operations, a statutory rate of 38.9% has been used. The effective tax rate of the combined company could be significantly different than the rates assumed for purposes of preparing the unaudited pro forma combined condensed financial information for a variety of factors, including post-acquisition activities.

(n)    Records Merit estimated transaction related expenses that have not been paid. These costs are not included in the unaudited pro forma combined condensed statements of operation because they are non-recurring. The adjustment does not include severance, restructuring or other costs that may result from the acquisition.

Financial advisory fees	$1,164
Legal fees	340
Accounting fees	50
Estimated transaction costs	1,554
Incurred-to-date	(800)
Total remaining transaction costs	$754